Exhibit 99.8

SPECIAL MEETING OF COMMON SHAREHOLDERS OF ANTERO MIDSTREAM GP LP March 8, 2019 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at - {Insert web address where material will be hosted} Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. P LP from a Delaware limited partnership to a elaware corporation, to be named Antero incorporation, in connection with the transactions MGP GP LLC, Antero Midstream Partners LP (“Antero Midstream”), Antero Midstream Partners GP LLC, Arkrose Midstream NewCo Inc., Arkrose may be amended from time to time (the merger of Merger Sub with and into Antero merger as an indirect, wholly owned subsidiary of ew AM, and the other transactions contemplated ew AM, par value $0.01 per share (the “New AM ommon Stock”), for each issued and outstanding Series B Unit representing limited liability company ew AM Common Stock). Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1.To G D Mi ce co da A Mi Mi “S 2.To Mi Ag N by ex N C int ag N 3.To eq 4.To St In their properly thereof. undersi Propos approve the conversion of Antero Midstream FOR AGAINST ABSTAIN dstream Corporation (“New AM”), including a rtificate of conversion and a certificate of ntemplated by the Simplification Agreement, ted as of October 9, 2018, by and among AMGP, dstream Preferred Co LLC and Arkrose dstream Merger Sub LLC (“Merger Sub”), as it implification Agreement”). approve the Simplification Agreement, the dstream as contemplated by the Simplification reement, with Antero Midstream surviving such the Simplification Agreement, including the change of 176.0041 shares of common stock of erests in Antero IDR Holdings LLC (an gregate of approximately 17.35 million shares of approve the adoption of a New AM omnibus uity incentive plan. approve the issuance of New AM Common ock pursuant to the Simplification Agreement. discretion, the proxies are authorized to vote upon such other business as may come before the Special Meeting and any adjournments or postponements This proxy when properly executed will be voted as directed herein by the gned shareholder. If no direction is made, this proxy will be voted FOR al 1, Proposal 2, Proposal 3 and Proposal 4. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

ANTERO MIDSTREAM GP LP Proxy for Special Meeting of Common Shareholders on March 8, 2019 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Glen C. Warren, Jr. and Alvyn A. Schopp, and each of them, with full power of substitution and power to act alone, as proxies to vote all the Common Shares which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Common Shareholders of ANTERO MIDSTREAM GP LP, to be held on March 8, 2019 at 1615 Wynkoop Street, Denver, Colorado 80202, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.)

SPECIAL MEETING OF COMMON SHAREHOLDERS OF ANTERO MIDSTREAM March 8, 2019 GP LP INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Special Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. P LP from a Delaware limited partnership to a elaware corporation, to be named Antero incorporation, in connection with the transactions MGP GP LLC, Antero Midstream Partners LP (“Antero Midstream”), Antero Midstream Partners GP LLC, Arkrose Midstream NewCo Inc., Arkrose ew AM, and the other transactions contemplated ew AM, par value $0.01 per share (the “New AM ommon Stock”), for each issued and outstanding ew AM Common Stock). Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1.To G D Mi ce co da A Mi Mi m “S 2.To m Mi Ag m N by ex N C Se int ag N 3.To eq 4.To St In their properly thereof. undersi Propos approve the conversion of Antero Midstream FOR AGAINST ABSTAIN dstream Corporation (“New AM”), including a rtificate of conversion and a certificate of ntemplated by the Simplification Agreement, ted as of October 9, 2018, by and among AMGP, dstream Preferred Co LLC and Arkrose dstream Merger Sub LLC (“Merger Sub”), as it ay be amended from time to time (the implification Agreement”). approve the Simplification Agreement, the erger of Merger Sub with and into Antero dstream as contemplated by the Simplification reement, with Antero Midstream surviving such erger as an indirect, wholly owned subsidiary of the Simplification Agreement, including the change of 176.0041 shares of common stock of ries B Unit representing limited liability company erests in Antero IDR Holdings LLC (an gregate of approximately 17.35 million shares of approve the adoption of a New AM omnibus uity incentive plan. approve the issuance of New AM Common ock pursuant to the Simplification Agreement. discretion, the proxies are authorized to vote upon such other business as may come before the Special Meeting and any adjournments or postponements This proxy when properly executed will be voted as directed herein by the gned shareholder. If no direction is made, this proxy will be voted FOR al 1, Proposal 2, Proposal 3 and Proposal 4. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at - {Insert web address where material will be hosted} COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS